                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Flowserve Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [x]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                [FLOWSERVE LOGO]

                              FLOWSERVE CORPORATION
                         222 WEST LAS COLINAS BOULEVARD
                               IRVING, TEXAS 75039

                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 22, 1999


The 1999 Annual Meeting of Shareholders of Flowserve Corporation will be held at the Los Angeles Airport Hilton, 5711 West Century Boulevard, Los Angeles, California, at 11:00 a.m. on Thursday, April 22, 1999, for the following purposes:

         1. To elect three directors to each serve for a term of three years.

         2. To approve a restructuring of the Company's stock-based incentive plans by:

                  (a) reducing the authorized shares under the Flowserve Corporation 1998 Restricted Stock Plan from 800,000 to 250,000; and simultaneously

                  (b)      adopting the Flowserve Corporation 1999 Stock Option
                           Plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on March 4, 1999, are entitled to notice of and to vote at this meeting.

                                             By order of the Board of Directors,


                                             Ronald F. Shuff
                                             Secretary


Irving, Texas
March 15, 1999





--------------------------------------------------------------------------------
                         VOTING YOUR PROXY IS IMPORTANT
     Please Sign and Date Your Proxy and Return It in the Enclosed Envelope
--------------------------------------------------------------------------------

                              FLOWSERVE CORPORATION

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                                                                    Mailing Date
                                                                  March 15, 1999

                               GENERAL INFORMATION


PERSONS MAKING THE SOLICITATION

The accompanying Proxy is solicited by the Board of Directors (the "Board") of Flowserve Corporation (the "Company") and relates to the Company's 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Los Angeles Airport Hilton, 5711 West Century Boulevard, Los Angeles, California at 11:00 a.m. on Thursday, April 22, 1999.

VOTING SECURITIES

The Company has one class of stock outstanding, common stock, $1.25 par value (the "Common Stock"), of which there were 37,783,400 shares outstanding as of March 4, 1999. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on March 4, 1999, are entitled to notice of and to vote at the Annual Meeting. Each share entitles the holder thereof to one vote.

         The holders of a majority of the shares of Common Stock outstanding as of the record date, whether present in person or represented by Proxy, constitute a quorum at the Annual Meeting. Both shares as to which the holder abstains from voting on a particular matter and broker "non-votes" (street-name shares that the record holder refrains from voting because of the absence of required instructions from the beneficial owner) will count towards the determination of whether a quorum is present at the Annual Meeting.

ACTIONS TO BE TAKEN UNDER THE PROXY

If you do not specify on your Proxy how you want to vote your shares, all properly executed Proxies will be voted for the election of Michael F. Johnston, Charles M. Rampacek and Kevin E. Sheehan for three-year terms as directors of the Company; for the restructuring of the Company's stock-based incentive plans by (i) reducing the authorized shares under the 1998 Restricted Stock Plan from 800,000 to 250,000 and (ii) adopting the 1999 Stock Option Plan; and, at the discretion of the persons acting under the Proxy, in the transaction of such other business as may properly come before the meeting or any adjournment thereof.

         Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the Proxy will vote for the election, in his stead, of such other person as the Board may designate. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office.

         The giving of a Proxy does not preclude the right to vote in person, should the person giving the Proxy so desire. A person giving a Proxy has the power to revoke the same, at any time before it has been exercised, by giving the Company written notice bearing a later date than the Proxy, by submission of a later dated Proxy, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy). In the absence of such revocation, properly executed Proxies will be voted. The Proxy voting will be tabulated by the Company's transfer agent, National City Bank, which will also serve as inspector of election at the Annual Meeting.

                                   ITEM NO. 1

                              ELECTION OF DIRECTORS

The Board currently consists of 10 directors who are divided into three classes, with one full class being elected at each Annual Meeting of Shareholders. At the Annual Meeting, the term of the directors serving in the Class of 1999 expires, and three directors will be elected to hold office until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified. Also at the Annual Meeting, Mr. R. Elton White will retire from the Board after six years of dedicated service. Under New York law, directors are elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

         Set forth below is information with respect to each nominee for election as a director and each director whose term of office continues after the Annual Meeting.

CLASS OF 2002
NOMINEES TO BE ELECTED FOR A THREE-YEAR TERM:

MICHAEL F. JOHNSTON                                          Director since 1997

Michael F. Johnston, 51, has been President of Americas Automotive Group of Johnson Controls, Inc., a company serving the automotive and building services industries, since 1997. He was Vice President and General Manager of ASG Interior Systems Business of Johnson Controls, Inc. during 1997, Vice President and General Manager of the Johnson Controls Battery Group from 1993 to 1997, Vice President and General Manager of SLI Battery Division from 1991 to 1993 and Vice President and General Manager of the Specialty Battery Division from 1989 to 1991.

CHARLES M. RAMPACEK                                          Director since 1998

Charles M. Rampacek, 55, has been President and CEO of Lyondell-Citgo Refining LP, a manufacturer of petroleum products, since 1996. He was employed by Tenneco, Inc., where he served as President of Tenneco Gas Transportation Company from 1992 to 1996, and as Executive Vice President of Tenneco Gas operations from 1989 to 1992. Previously, he was Senior Vice President of Refining of Tenneco Oil Company from 1982 to 1988.

KEVIN E. SHEEHAN                                             Director since 1990

Kevin E. Sheehan, 53, is a general partner of the CID Equity Partners, a venture capital firm that concentrates on early-stage and high-growth entrepreneurial companies. He was a Vice President of Cummins Engine Company, a manufacturer of diesel engines and related components, from 1980 until 1993. He is also a director of the Auburn Foundry Group.

CLASS OF 2000
DIRECTORS WHOSE TERM IN OFFICE CONTINUES UNTIL 2000:

BERNARD G. RETHORE                                           Director since 1997

Bernard G. Rethore, 57, has been Chairman of the Board and Chief Executive Officer of the Company since 1997 and also President since November 1998. Mr. Rethore was Chairman of the Board of BW/IP, Inc. (prior to its merger with the Company) in 1997 and served as its President, Chief Executive Officer and a director from 1995 to 1997. He was Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries, its diversified international manufacturing business, from 1989 to 1995. Previously, Mr. Rethore had been President and CEO of Microdot Industries, the diversified manufacturing business of Microdot, Inc. Mr. Rethore is also a director of Maytag Corporation, a manufacturer of residential and commercial appliances and related consumer products, and Belden, Inc., a manufacturer of wire, cable and cord products for the electronics industry.

DIANE  C. HARRIS                                             Director since 1993

Diane C. Harris, 56, is President of Hypotenuse Enterprises, Inc., a merger and acquisition services and corporate development outsourcing company. She was Vice President, Corporate Development, of Bausch & Lomb, an optics and health care products company, from 1981 to 1996. She was a director of the Association for Corporate Growth from 1993 to 1998 and its President from 1997 to 1998.

JAMES O. ROLLANS                                             Director since 1997

James O. Rollans, 56, is Senior Vice President and Chief Financial Officer of Fluor Corporation, a major engineering and construction firm. Mr. Rollans has been Senior Vice President of Fluor since 1992 and its Chief Financial Officer since 1998. He was Fluor's Chief Administrative Officer from 1994 to 1998, and he served as its Chief Financial Officer from 1992 to 1994 and its Vice President, Corporate Communications, from 1982 to 1992. Mr. Rollans is also a director of Fluor Corporation and of Inovision, Inc., a pharmaceutical products company.

CLASS OF 2001
DIRECTORS WHOSE TERM IN OFFICE CONTINUES UNTIL 2001:

HUGH K. COBLE                                                Director since 1994

Hugh K. Coble, 64, is the Vice Chairman Emeritus of Fluor Corporation, a major engineering and construction firm. Mr. Coble joined Fluor Corporation in 1966, where he held a series of increasingly responsible management positions and had been a director from 1984 until his retirement in 1997. He is also a director of Beckman Instruments, Inc., a company that sells medical instruments, and a director of ICO Global Communications, a telecommunications business.

GEORGE T. HAYMAKER, JR.                                      Director since 1997

George T. Haymaker, Jr., 61, is Chairman and Chief Executive Officer of Kaiser Aluminum Corporation. Before joining Kaiser in 1993 as its President and Chief Operating Officer, Mr. Haymaker had worked with a private partner in the acquisition and redirection of several metal fabricating companies. He had also been Executive Vice President of Alumax and held various positions at Alcoa, including Vice President and Treasurer and Group Vice President of International Operations.

WILLIAM C. RUSNACK                                           Director since 1997

William C. Rusnack, 54, is President, Chief Executive Officer and a director of Clark Refining & Marketing, Inc., a company which refines crude oil to manufacture petroleum products for sale. Mr. Rusnack was Senior Vice President of ARCO, an integrated petroleum company, from 1990 to 1998, and President of ARCO Products Company from 1993 to 1998. He is also a director of Clark U.S.A., Inc.

         Any shareholder who intends to nominate a director must, pursuant to
Article III, Section 2 of the By-Laws of the Company as approved by the Shareholders at the 1986 Annual Meeting of Shareholders, give written notice of such intention to the Secretary of the Company. The notice must be received at the principal executive offices of the Company not less than 50 days prior to the meeting (or if fewer than 60 days notice or prior public disclosure of the meeting date is given or made to shareholders, not later than the tenth day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made) and must include specified information about the nominee and the shareholder. The proposed nomination will be referred to the Executive Committee of the Board for further consideration. No shareholder has to date notified the Company of any intention to nominate a director.

BOARD COMMITTEES:  MEMBERSHIP AND FUNCTIONS

Six meetings of the Board were held in 1998. The number of meetings held by each of the three standing committees of the Board in 1998 was as follows:
Audit/Finance Committee - eight; Compensation Committee -five; Executive Committee - four.

         The Audit/Finance Committee, of which Mr. Rusnack is chairman and Mrs. Harris and Messrs. Rampacek, Rollans and White are members, advises the Board on strategic financial matters, including making recommendations to the Board on acquisitions, divestitures, major financings, pension fund performance, capital structure and dividend policy. The Committee meets with the independent auditors, internal auditors and management personnel to review the scope and results of the annual audit of the financial statements of the Company and the recommendations of the independent auditors pertaining to accounting practices, policies and procedures and overall internal controls. The Committee also approves major capital expenditures made in the ordinary course of business and recommends annually the appointment of independent auditors for the Company.

         The Compensation Committee, of which Mr. Sheehan is chairman and Messrs. Coble, Haymaker and Johnston are members, has the responsibility of establishing executive compensation through which officers and key management personnel are compensated in a manner that is internally equitable, externally competitive and an incentive for effective performance in the best interest of shareholders. The Committee has the authority of the Board to fix the compensation of officers, including the Chief Executive Officer, who are elected by the Board. The Committee also administers the Company's stock option, restricted stock and incentive compensation plans. It is responsible for reviewing the management succession plan and for recommending changes in director compensation to the Board. The report of the Committee on the Company's executive compensation practices is on page 11 of this Proxy Statement.

         The Executive Committee, of which Mr. Coble is chairman and Messrs. Rethore, Rusnack and Sheehan are members, is empowered to exercise the full authority of the Board except as to matters not delegable to a committee under the New York Business Corporation Law. The Committee makes recommendations to the Board for the positions of Chairman of the Board, President, Chief Executive Officer and candidates for director. The Committee also reviews and makes recommendations on Board self governance matters to the Board.

         Each of the directors attended, in the aggregate, 75% or more of the 1998 meetings of the Board and of the standing committees on which he or she served.

BOARD INTERNAL GOVERNANCE GUIDELINES

The Board has adopted internal self governance guidelines designed to promote superior management of the Company. The guidelines address the director selection process, composition of Board Committees (including selection of an outside director as Chairperson of the Executive Committee) and the formal process for Board review of Chief Executive Officer, individual director and full Board performance. The guidelines establish requirements for director stock ownership, including requiring the receipt of one-half of a director's target annual compensation in the form of restricted Common Stock. The guidelines further mandate that directors own Common Stock with a value of at least $100,000 by the end of his/her fifth year of Board service. Finally, these guidelines require the offer of resignation by a non-employee director when the director's principle occupation has changed during a term of office.

DIRECTOR COMPENSATION

The philosophy of the Board is that a significant component of director compensation should be paid in the form of Common Stock. During 1998, about 94% of the aggregate compensation paid to all non-employee directors was in the form of Common Stock. These Common Stock payments were made in the form of restricted stock grants and deferrals of cash retainers in the form of Common Stock, as described in the following paragraphs.

         Non-employee director compensation consists of equivalent components of restricted stock and a cash retainer with a total target value of $36,000 per year. In 1998, the dollar value of the restricted stock portion was based upon a grant of 600 restricted shares under the Company's Restricted Stock Plan at an average market price of $30 per share (applicable at the time of restricted stock grants) and the annual cash retainer was $18,000. Dividend and voting rights attach upon receipt of the restricted stock. The restricted stock vests one year after grant, unless forfeited back to the Company due to earlier termination of Board service. Committee chairmen receive an additional annual retainer of $2,000, and all non-employee directors also receive $500 for attendance at any special meeting requiring travel.

         Under the Company's current deferred compensation arrangements for non-employee directors, a director may elect to defer, in the form of Common Stock or cash, receipt of the annual cash retainer payable for service as a director, plus any special retainer for service as a committee chairman, until he or she terminates Board service.

         The Company maintains a liability insurance policy with the Chubb Group of Insurance Companies and Royal Insurance Company of America covering part of the Company's statutory right and obligation to indemnify directors and officers and partially covering directors and officers in some instances in which they might not otherwise be indemnified by the Company. The current policy is for a three year term (expiring August 30, 2000) at an annual cost of approximately $230,000.

                               SECURITY OWNERSHIP

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS

Set forth in the table below is information as of February 22, 1999, with respect to the number of shares of Common Stock of the Company beneficially owned by each director and certain executive officers of the Company and by all directors and officers as a group. For purposes of this table, an individual is considered to "beneficially own" any shares of Common Stock (i) over which he or she exercises sole or shared voting or investment power or (ii) of which he or she has the right to acquire beneficial ownership at any time within 60 days after February 22, 1999.


                                                          (A)                                       (B)
                                                                                        NUMBER OF SHARES, INCLUDING
                                                 OPTION SHARES THAT MAY              OPTION SHARES SHOWN IN COLUMN (A),
                                               BE ACQUIRED WITHIN 60 DAYS                BENEFICIALLY OWNED (a)(b)
                                               --------------------------                -------------------------
Hugh K. Coble..................................            --                                     5,413
Diane C. Harris................................           788                                     7,571
George T. Haymaker.............................            --                                     2,051
William M. Jordan  ............................        62,280                                   248,279 (c) (d)
Michael F. Johnston............................         4,703                                     7,738
Charles M. Rampacek ...........................            --                                     2,301
Bernard G. Rethore.............................       259,071                                   340,526 (c) (d)
James O. Rollans...............................         5,991                                     8,738
William C. Rusnack.............................         9,056                                    12,656
George A. Shedlarski...........................        29,966                                    83,161 (c) (d)
Kevin E. Sheehan...............................            --                                     8,909
Mark E. Vernon.................................        31,264                                    64,351 (c) (d)
Reid B. Wayman.................................        19,541                                    25,479 (C)
R. Elton White.................................           788                                    12,433
Howard D. Wynn.................................        51,524                                    77,560 (c) (d)
18 Directors and Officers as a Group (e)              473,649                                   796,603

----------

(a) Unless otherwise indicated, voting power and investment power are exercised solely by the named individual or are shared by such individual and his or her immediate family members.

(b) No director or officer beneficially owns in excess of 1% of the outstanding shares of Common Stock of the Company. All directors and officers as a group own 2.1% of the outstanding shares of Common Stock of the Company. Percentages are calculated on the basis of the number of shares outstanding at February 22, 1999, plus the number of shares subject to outstanding options held by the individual or group that are exercisable within 60 days thereafter.

(c) Includes the following shares held as of December 31, 1998, by defined contribution benefit plans sponsored by the Company for the following individuals: Mr. Rethore - 1,964; Mr. Shedlarski - 5,353; Mr. Vernon - 301; Mr. Wayman - 1,321; Mr. Wynn - 10,474; and Mr. Jordan - 28,684; and all directors and officers as a group - 31,955. Participants in these Plans have the right to vote shares held for their accounts, but disposition of the shares is restricted and may be made only in accordance with the terms of the plans, which are designed to comply with Section 401(k) of the Internal Revenue Code.

(d) Includes 4,837 shares held for the benefit of Mr. Rethore; 7,500 shares each held for the benefit of Messrs. Shedlarski and Vernon; 245 shares held for the benefit of Mr. Wynn; 14,500 shares held for the benefit of Mr. Jordan; and 27,809 shares held for the benefit of all directors and executive officers as a group, which are subject to restrictions on resale and forfeiture back to the Company, but which have full dividend rights. Receipt of such shares (except for shares held by Messrs. Rethore and Wynn) has been deferred until termination of service.

(e) Mr. Jordan resigned from his position as President and Chief Operating Officer, effective November 1, 1998, but remains an employee. Mr. Wayman departed the Company effective January 31, 1999. Their shareholdings are not included in the computation of shareholdings of "Directors and Officers as a Group" in any part of this table or its footnotes.

OWNERSHIP OF COMMON STOCK BY SIGNIFICANT STOCKHOLDERS

Except as set forth below, the Company does not know of any party who or which beneficially owns more than 5% of the Company's Common Stock.

                  NAME AND ADDRESS OF                                 SHARES OF COMMON STOCK                  PERCENT
                    BENEFICIAL OWNER                                    BENEFICIALLY OWNED                 OF CLASS (a)
                    ----------------                                    ------------------                 ------------

American Century Investment Management, Inc.                              3,064,400 (b)                        8.1%
4500 Main Street
Kansas City, Missouri  64141

Gabelli Funds, Inc.                                                       2,069,050 (c)                        5.5%
One Corporation Center
Rye, New York  10580

----------

(a) Based on the number of shares of common stock of the Company outstanding as of December 31, 1998.

(b) Based on information set forth in Schedule 13G, dated February 10, 1999, filed with the Securities and Exchange Commission by American Century Investment Management, Inc. ("ACIM"), on its behalf and on behalf of American Century Capital Portfolios, Inc. ("ACCP"), which states that ACIM has sole voting and dispositive power as to all such shares and that ACCP, an investment client of ACIM, has sole voting and dispositive power as to 2,657,700 of such shares.

(c) Based on information set forth in Schedule 13D, dated November 20, 1998, filed with the Securities and Exchange Commission by Mario J. Gabelli, Marc
     J. Gabelli and various entities which either one directly or indirectly controls or for which either one acts as chief investment officer, which states that Gabelli Funds, Inc. has sole voting and dispositive power as to 450,000 of such shares, GAMCO Investors, Inc. sole voting power as to

     1,531,050 of such shares and sole dispositive power as to 1,580,050 of such shares, Gabelli Performance Partnership L.P. sole voting and dispositive power as to 1,500 of such shares, Gemini Capital Management Ltd. sole voting and dispositive power as to 30,000 of such shares and Gabelli International II Limited sole voting and dispositive power as to 7,500 of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each of the Company's executive officers and directors has filed all personal Common Stock ownership reports required under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information concerning the compensation provided by the Company to the Chief Executive Officer and its four other highest compensated officers in 1998 and one additional individual who was not serving as an executive officer at December 31, 1998, but who otherwise would have been one of the four other highest compensated officers.

                           SUMMARY COMPENSATION TABLE

                                                                    ANNUAL COMPENSATION (1)
                                               --------------------------------------------------------------
           (a)                                 (b)              (c)             (d)                  (e)
                                                                                                    OTHER
                                                                                                    ANNUAL
         NAME AND                                              SALARY          BONUS             COMPENSATION
    PRINCIPAL POSITION                         YEAR             ($)             ($)                ($) (3)
    ------------------                         ----           -------          -------           ------------

BERNARD G. RETHORE (2) ............             1998          588,077          300,322              56,615
   Chairman, President and                      1997          480,930          566,578(8)                0
   Chief Executive Officer                      1996          400,000          258,376                   0



GEORGE A. SHEDLARSKI ..............             1998          279,048          111,932               4,063
   Vice Pres. and Pres.                         1997          255,242          124,863                   0
    Flow Solutions Div.                         1996          228,810          170,513                   0



MARK E. VERNON ....................             1998          276,058          106,551                   0
  Vice Pres. and Pres.                          1997          224,989          146,301               6,344
   Flow Control Div.                            1996          211,708          168,531                   0



REID B. WAYMAN (9) ................             1998          238,068          105,000               1,198
   Vice Pres. and  Pres.                        1997          193,569          142,410                   0
    Service Repair Div.                         1996          126,429           35,918                   0



HOWARD D. WYNN (2) ................             1998          261,550          106,348(8)            1,393
   Vice Pres. and Pres.                         1997          219,732          176,678                   0
   Rotating Equipment Div.                      1996          167,000           90,460                   0



WILLIAM M. JORDAN (10) ............             1998          540,865          301,475(8)              348
   Former President and                         1997          475,788          450,520                   0
   Chief Operating Officer                      1996          396,308          484,979(8)                0


                                                      LONG-TERM COMPENSATION (1)
                                             -------------------------------------------
                                                      AWARDS                   PAYOUTS
                                             -------------------------------------------
           (a)                                 (f)             (g)              (h)                 (i)
                                            RESTRICTED      SECURITIES
                                              STOCK         UNDERLYING          LTIP             ALL OTHER
         NAME AND                            AWARD(S)       OPTIONS/SARS       PAYOUTS          COMPENSATION
    PRINCIPAL POSITION                       ($) (4)          (#) (5)          ($) (6)             ($) (7)
    -------------------                      -------          -------          -------             -------

BERNARD G. RETHORE (2) ............                0           85,680                0            4,425
   Chairman, President and                         0           62,300                0            2,438
   Chief Executive Officer                   192,304                0                0            2,375



GEORGE A. SHEDLARSKI ..............                0           29,160                0           10,402
   Vice Pres. and Pres.                            0            9,000          143,199           10,042
   Flow Solutions Div.                             0            7,000           97,478           10,042



MARK E. VERNON ....................                0           29,160                0           14,242
  Vice Pres. and Pres.                             0            7,500          143,199           18,916
  Flow Control Div.                                0            7,000           95,100           15,399



REID B. WAYMAN (9) ................                0           29,160                0           14,717
   Vice Pres. and  Pres.                     373,125           22,500           56,357            9,600
   Service Repair Div.                             0            2,500                0           11,095



HOWARD D. WYNN (2) ................                0           29,160                0           10,957
   Vice Pres. and Pres.                            0           18,600                0            2,924
   Rotating Equipment Div.                     5,648                0                0            3,000



WILLIAM M. JORDAN (10) ............                0           67,560                0            8,180
   Former President and                            0           18,000          303,113           11,740
   Chief Operating Officer                   546,000           57,000          218,635           11,630

----------

(1) Salary, annual bonus and long-term payouts may be deferred with interest by the recipient until retirement. Annual bonus and long-term payouts also may be deferred in the form of Common Stock.

(2) Mr. Rethore became Chairman and Chief Executive Officer and Mr. Wynn became Vice President and President of the Rotating Equipment Division following the merger of the Company (formerly known as Durco International Inc. and The Duriron Company, Inc.) and BW/IP, Inc. ("BW/IP") on July 22, 1997 (the "Merger"). Mr. Rethore had been Chairman, President and Chief Executive Officer of BW/IP, and Mr. Wynn had been Vice President of BW/IP and President of the Pump Division of BW/IP prior to the Merger. Compensation paid or awarded to

     Messrs. Rethore and Wynn by BW/IP in 1996 and in 1997 prior to the Merger is included for informational purposes only. Information provided for 1997 for Messrs. Rethore and Wynn includes salary paid to them by BW/IP in the amounts of $246,090 and $105,712, respectively, between January 1, 1997, and the effective date of the Merger.

(3) Amounts shown include tax adjustment payments on relocation allowances. The only other type of Other Annual Compensation for each of the named officers was in the form of perquisites and, except for Mr. Rethore in 1998, was less than the level required for reporting. Perquisites in the amount of $56,336 for Mr. Rethore include $30,000 for commuting expenses and $16,230 for a company-provided car.

(4) Mr. Rethore received an award of restricted BW/IP common stock of 8,206 shares from BW/IP in May 1996. In 1997, pursuant to the BW/IP 1996 Long-Term Incentive Plan, Mr. Rethore and Mr. Wynn received matching restricted stock awards of 2,019 shares and 353 shares, respectively, of BW/IP common stock that vest over three years. At the time of the Merger, the BW/IP shares were exchanged into shares of the Company by multiplying the BW/IP shares by .6968, the rate at which all BW/IP stock was exchanged for shares of common stock ("Exchange Rate"). Mr. Jordan received 21,000 shares of restricted Common Stock in 1996. Mr. Wayman received 15,000 shares of restricted Common Stock in 1997, which were forfeited in January 1999 as the result of his departure from the Company. On December 31, 1998, previously granted restricted shares had a value of $80,113 for Mr. Rethore; $240,156 for Mr. Jordan; $124,219 for Messrs. Shedlarski and Vernon; $248,438 for Mr. Wayman; and $4,058 for Mr. Wynn. The aforementioned restricted shares represent the only restricted holdings of such officers. Regular dividends are payable on all such restricted shares, which may be deferred except for shares previously granted to Messrs. Rethore and Wynn by BW/IP.

(5) Option amounts shown were awarded by the Company to Mr. Rethore and Mr. Wynn after the Merger. In addition to the amounts shown, pursuant to the BW/IP, Inc. 1996 Long-Term Incentive Plan, Messrs. Rethore and Wynn received stock options from BW/IP in February 1997 to acquire 92,000 shares and 32,000 shares, respectively, of BW/IP common stock, and Mr. Wynn received a stock option in 1996 to acquire 22,000 shares of BW/IP common stock. At the time of the Merger, the original number of shares underlying these BW/IP awards was multiplied by the Exchange Rate. The underlying option price per share was simultaneously changed by dividing it by .6968.

(6) Based on a three-year performance plan ending in December of noted year but actually paid in the following year. Payment under the plan for performance ending in 1997 was one-half cash and one-half shares of Common Stock of the Company at then fair market value. The procedure for determining the number of shares payable is based on current market value of shares at the time of award. As a result of the Merger, payouts for the three-year performance cycles ending in December 1998 and December 1999 were accelerated for payment in February 1998 based upon performance at December 31, 1997, against such three-year targets. The payments were in addition to amounts shown in the Summary Compensation Table for 1997. The individuals to whom such payments were made, and the respective amounts paid for the three-year cycles scheduled to end in 1998 and 1999 were as follows: Mr. Jordan $395,033 and $515,371; Mr. Shedlarski $170,437 and $181,271; Mr. Vernon
     $170,437 and $181,271; and Mr. Wayman $64,301 and $181,271. Messrs. Rethore
     and Wynn did not participate in this plan prior to 1998.

(7) The 1998 amounts shown consist of: (i) Company contributions to officer accounts in defined contribution benefit plans (which are generally available to salaried employees) in the following amounts: Mr. Rethore - $4,425; Mr. Shedlarski - $5,760; Mr.Vernon - $9,600; Mr. Wayman - $9,600;
     Mr. Wynn - $4,585; and Mr. Jordan - $5,760; (Mr. Vernon and Mr. Wayman participate in a Company subsidiary's profit sharing plan in which no other officers participate.) and (ii) the computation, under SEC rules, of the actuarial value to officers (except the non-participating Mr. Rethore) of the non-term portion of an executive "split dollar" life insurance program, in the following amounts: Mr. Shedlarski - $4,642; Mr. Vernon - $4,642; Mr. Wayman - $5,117; Mr. Wynn - $6,372; and Mr. Jordan - $2,420.

(8) Mr. Wynn elected to take 50% of his 1998 annual bonus; Mr. Rethore elected to take all of his 1997 annual bonus; and Mr. Jordan elected to take all of his 1998 and 1996 annual bonuses in the form of shares of Common Stock, payable after retirement, which resulted in the amount of the bonuses paid in Common Stock being increased 15% for Messrs. Wynn and Jordan in 1998, 5% for Mr. Rethore in 1997 and 5% for Mr. Jordan in 1996 in value over their cash equivalent. The procedure for determining the number of shares payable in lieu of cash is also fixed under this plan.

(9)  Effective January 31, 1999, Mr. Wayman departed the Company.

(10) Mr. Jordan resigned from his position as President and Chief Operating Officer effective November 1, 1998, but remains an employee of the Company under an employment agreement until July 2002.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The following table contains information concerning the grant of Stock Options under the Company's 1997 Stock Option Plan to its executives named in the Summary Compensation Table. No Stock Appreciation Rights were granted in 1998 either in tandem with such Stock Options or otherwise, and no previously outstanding Stock Options were amended in 1998 to change the exercise price.


                        OPTION GRANTS IN LAST FISCAL YEAR



                                INDIVIDUAL GRANTS
                           ---------------------------------------------------------------
           (a)                  (b)              (c)              (d)            (e)               (f)        (g)
                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                           NUMBER OF         % OF TOTAL        EXERCISE                        ANNUAL RATE OF STOCK
                           SECURITIES         OPTIONS            OR                           PRICE APPRECIATION FOR
                           UNDERLYING         GRANTED TO        BASE                             OPTION TERM (2)
                            OPTIONS          EMPLOYEES IN       PRICE       EXPIRATION       ----------------------
                          GRANTED (#)(1)     FISCAL YEAR        ($/SH)       DATE             5% ($         10%($)
                           ------------      -----------        ------      --------         --------      --------

Bernard G. Rethore            85,680             10.8             18.50        11/2/08        996,852     2,526,206
George A. Shedlarski          29,160              3.7             18.50        11/2/08        339,265       859,759
Mark E. Vernon                29,160              3.7             18.50        11/2/08        339,265       859,759
Reid B. Wayman                29,160              3.7             18.50        11/2/08        339,265       859,759
Howard D. Wynn                29,160              3.7             18.50        11/2/08        339,265       859,759
William M. Jordan             67,560              8.5             18.50        11/2/08        786,034     1,991,952

---------

(1) All Stock Options granted were for a 10-year term. Of these options, only the following were granted as incentive stock options: Mr. Shedlarski - 4,631; Mr. Vernon - 4,631; and Mr. Wayman - 3,725. The remaining options granted to each executive were nonqualified. The exercise price of all these Stock Options is equal to the fair market value on the date of grant, with pro rata vesting occurring on each grant anniversary until fully vested on the third anniversary of grant. All these Stock Options have tandem limited rights which, in general, allow the optionee to receive the value of the Stock Option in the event of a change of control of the Company.

(2) All appreciation valuations set forth are for illustrative purposes only, as required by SEC rules, and are not projections of future stock appreciation rates.

OPTION/SAR EXERCISES AND HOLDINGS

For the executives named in the Summary Compensation Table, the following table sets forth information concerning the exercise of Stock Options and/or SARs during 1998 and the unexercised Stock Options and SARs held by such executives as of the end of 1998.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


          (a)                  (b)            (c)                      (d)                              (e)
                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                  OPTIONS/SARS               IN-THE-MONEY OPTIONS/SARS
                             SHARES                          AT FISCAL YEAR-END (#)         AT FISCAL YEAR-END ($) (1)
                           ACQUIRED ON       VALUE      ---------------------------------- ------------------------------
         NAME             EXERCISE (#)    REALIZED ($)   EXERCISABLE     UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
         ----             -------------   ------------   -----------     -------------      -----------   -------------
Bernard G. Rethore                 --             --         259,071            127,214             --               --
George A. Shedlarski               --             --          29,966            37,494           13,359              --
Mark E. Vernon                    2,142         6,158         31,264            36,494           20,934              --
Reid B. Wayman                     --             --          19,541            44,994           16,898              --
Howard D. Wynn                     --             --          51,524            41,560              --               --
William M. Jordan                  --             --          62,280            98,560            3,563              --


----------
(1) Based upon the excess, where applicable, of the market value of $16.5625 per share at December 31, 1998, of the shares covered by Stock Options held by these officers, over the applicable exercise prices of such Stock Option shares.

PENSION PLANS

The following tables show the estimated annual pension benefits payable to a covered participant at normal retirement at age 65 under the Company's qualified defined benefit pension plans and nonqualified supplemental pension plans. These nonqualified plans provide certain additional retirement benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits. All executive officers listed in the Summary Compensation Table except Messrs. Vernon and Wayman are covered by these plans.

         Table I indicates the maximum annual retirement benefit that persons in specified compensation and years of service classifications would be entitled to receive under the former Durco International Inc. defined benefit and supplemental retirement plans. The executive officers noted in the Summary Compensation Table who are covered by these plans are Messrs. Jordan and Shedlarski.

                           TABLE I - PENSION PLAN (1)

                                                              YEARS OF SERVICE (2)
                           -------------------------------------------------------------------------------------------
    REMUNERATION (3)              15                  20                   25                30                  35
    ----------------              --                  --                   --                --                  --

           $300,000            $ 60,198            $ 80,265           $100,331            $120,397           $140,463
            400,000              81,198             108,265            135,331             162,397            189,463
            500,000             102,198             136,265            170,331             204,397            238,463
            600,000             123,198             164,265            205,331             246,397            287,463
            700,000             144,198             192,265            240,331             288,397            336,463
            800,000             165,198             220,265            275,331             330,397            385,463
            900,000             186,198             248,265            310,331             372,397            434,463

---------

(1) Benefits are calculated as annual straight life annuity amounts beginning at age 65 and are not reduced by any federal Social Security benefits. Optional payment forms of actuarial equivalence are also available.

(2)  Current credited years of service for pension benefit calculation:
     Mr. Jordan - 27; Mr. Shedlarski - 27.

(3) Covered compensation for pension benefit calculation includes only base salary and annual bonus shown on the Summary Compensation Table.

     Table II indicates the maximum annual retirement benefit that persons in specified compensation and years of service classifications would be entitled to receive under the former BW/IP International, Inc. Retirement Plan and the former BW/IP, Inc. Supplemental Executive Retirement Plan ("SERP"). The executive officers noted in the Summary Compensation Table who are covered by these plans are Messrs. Rethore and Wynn.

                           TABLE II - PENSION PLAN (1)

                                                              YEARS OF SERVICE (2)
                           -------------------------------------------------------------------------------------------
    REMUNERATION (3)                 15            20                25            30             35             40
    ----------------                 --            --                --            --             --             --
            $300,000           $ 69,899          $ 93,198        $116,498        $139,798       $147,298     $154,798
             400,000             93,899           125,198         156,498         187,798        197,798      207,798
             500,000            117,899           157,198         196,498         235,798        248,298      260,798
             600,000            141,899           189,198         236,498         283,798        298,798      313,798
             700,000            165,899           221,198         276,498         331,798        349,298      366,798
             800,000            189,899           253,198         316,498         379,798        399,798      419,798
             900,000            213,899           285,198         356,498         427,798        450,298      472,798

----------

(1) Benefits are calculated as annual straight life annuity amounts beginning at age 65 and are not reduced by any federal Social Security benefits. Optional payment forms of actuarial equivalence are also available.

(2)  Current credited years of service for pension benefit calculation:
     Mr. Rethore - 3; Mr. Wynn - 27.

(3) Covered compensation for pension benefit calculation includes only base salary and annual bonus shown on the Summary Compensation Table.


                        REPORT OF COMPENSATION COMMITTEE
                        CONCERNING EXECUTIVE COMPENSATION


OVERALL COMPENSATION POLICY AND BENCHMARK EVALUATION PROCESS

The Compensation Committee of the Board consists of four directors, none of whom is a present or former officer or employee of the Company. The Board-adopted statement of purposes and responsibilities of the Compensation Committee states that the Committee is charged with the broad responsibility of seeing that officers and key management personnel are effectively compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive. Within that framework, and in order to tie compensation directly to performance, the Committee has adopted an "incentive-leveraged" compensation policy which offers the Company's officers, including the Chief Executive Officer, the opportunity to supplement their base salaries with substantial cash and stock-based incentives, more fully described below. This policy has the effect of holding base salaries below prevailing market midpoint rates while offering higher than average incentives to motivate executives to attain Company objectives.

         The Committee has established, for all officers, including the Chief Executive Officer, a compensation policy which would place the officers' total annual cash compensation (consisting of salary and annual incentive plan awards) at the sixty-fifth percentile of companies of comparable size, if the Company attains its target financial goals under its incentive plans described hereafter. The Committee established this sixty-fifth percentile benchmark based upon data received by the Committee from Hay Associates and Hewitt Associates. The Hay and Hewitt databases included a cross section of companies in order to allow the Committee to consider overall executive compensation trends.

INCENTIVE PLANS - DESIGN AND STRATEGY

The Company's Annual and Long-Term Incentive Plans allow opportunities, through effective performance against goals, for significant additional cash and stock compensation for the Chief Executive Officer and other officers. Performance goals, which must be met in order to earn payment of incentive compensation target awards, are set to reward superior performance. Incentive awards are payable if the Company achieves or exceeds predetermined results against quantitative financial performance measures designed to benefit shareholders, such as return on shareholders' equity ("ROE"), "economic value added" ("EVA"*), and/or return on net assets ("RONA"). For 1998, the Company's Chief Executive Officer's annual and long-term incentives were set, when combined, to be 125% of his individual salary reference rate if all goals were met. In comparison, the total combined annual and long-term incentives were set within a band of 95% to 120% of salary reference rate for other officers listed in the Summary Compensation Table on page 7.

         The specific performance goals under these incentive plans were established by the Compensation Committee at the beginning of 1998. The 1998 Annual Plan includes only 1998 goals, while the 1998 Long-Term Plan contains goals covering the three-year period ending December 31, 2000. The 1998 Annual Plan contains general quantitative financial goals, including RONA and EVA for the participating executives, including the CEO, plus diversity improvement and information technology implementation goals. The 1998 Long-Term Plan is EVA-based for all participants, including the CEO, with awards earned by participants when the Company earns more than its cost of capital (i.e., weighted equity and debt capitalization) over the measured periods of this plan.

INCENTIVE PLANS - 1998 RESULTS

Mr. Rethore and the other listed officers received below-target awards under the 1998 Annual Incentive Plan. Mr. Rethore's award was equivalent to 51% of his 1998 salary. The counterpart range of awards for the other officers noted in the Summary Compensation Table extended from 40% to 57%.

         Under the 1998-2000 Long-Term Plan, the officers listed in the Summary Compensation Table were eligible to receive a portion of the long-term award for achieving 1998 goals. However, no amounts were paid because minimum performance levels were not attained.

STOCK-BASED COMPENSATION

Stock-based forms of incentive compensation utilized by the Company include stock options and restricted stock awards.

         With regard to stock options, the Committee has adopted a stock option plan administration policy under which options are granted annually to officers and selected other key employees. The number of options granted in 1998 to Mr. Rethore and other officers was based, in general, upon their job performance, their respective salary reference rates, the market price of a share of Common Stock at date of grant and application of the "Black Scholes" option valuation formula. The Committee believes that these grants help link the objectives of management and shareholders.

         While the Committee authorized no grants of restricted stock to any of its officers in 1998, the Committee believes that restricted stock may be used as a valuable compensation tool and thus may do so under appropriate circumstances in the future.

         The Committee, as part of its review of stock-based compensation, adopted personal stock ownership guidelines for all the aforementioned officers. These guidelines require unrestricted personal stock ownership equal to four times salary for the CEO and two times salary for the other noted officers. The Committee has given the guidelines substantive impact by increasing the annual stock option grant to an executive in compliance by 20% over what the officer would have received if not in compliance. Officers failing to meet their personal ownership within the prescribed period are required to receive one-half of any future Annual Incentive Plan awards in Common Stock until compliance is attained.

* EVA (R)IS A REGISTERED TRADEMARK OF STERN STEWART & CO.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Committee has not formally adopted a policy with regard to qualifying executive compensation plans for tax deductibility under Internal Revenue Code
Section 162(m), which generally limits the corporate tax deduction for compensation paid to certain executive officers named in the Proxy Statement to $1 million per year. Non-deferred executive compensation is below the level at which this tax limitation would apply.


                           K. E. Sheehan, Chairman
                           H. K. Coble
                           G.T. Haymaker
                           M. F. Johnston


                          TOTAL RETURN TO SHAREHOLDERS

The following graph compares the cumulative shareholder total return, assuming reinvestment of dividends, of the Company's Common Stock, the Standard & Poor's Machinery (Diversified) - 500 Index ("S&P Machinery Diversified"), which is comprised of companies in the heavy duty capital equipment industry but outside the Company's flow control industry, and the Standard & Poor's 500 Index ("S&P 500"), which is a broad equity market index. The graph assumes $100 was invested on December 31, 1993, in the Company's Common Stock and in each of the indices.



                                    [CHART]


                                     YEARS

                                     1993          1994           1995           1996           1997            1998
                                     ----          ----           ----           ----           ----            ----
Flowserve Corporation              $100.00        $116.14        $156.04        $184.54        $193.97        $117.82
S&P 500                            $100.00        $101.32        $139.40        $171.40        $228.59        $293.91
S&P Machinery Diversified          $100.00        $ 97.34        $120.13        $149.73        $198.06        $164.84


The foregoing table is based on the Company's closing price per share of $16.5625 on December 31, 1998.

EMPLOYMENT AGREEMENTS

Effective with the Merger, the Company entered into an employment agreement with Bernard G. Rethore to serve as Chairman and Chief Executive Officer for a period ending on the earlier of (i) the Board's acceptance of Mr. Rethore's resignation after serving for three years or (ii) five years after the Merger. The agreement includes an annual base salary of no less than $550,000, subject to increase based on annual reviews, with an annual bonus opportunity of no less than 50% of base salary and with participation in long-term incentive plans. If the Board accepts Mr. Rethore's resignation after such three-year period, Mr. Rethore's employment may continue as a consultant for two years at the same base salary, with an annual bonus opportunity of no less than 50% of base salary, but no additional participation in long-term incentive plans. Mr. Rethore's employment agreement also provides for the continued payment of compensation for five years after the Merger if the Company terminates his employment without cause or if Mr. Rethore terminates his employment for "good reason" (which includes any action by the Company resulting in a material diminution in his position or a material breach of the agreement by the Company). Mr. Rethore also has the right to an additional retirement benefit equal to the excess of (i) his retirement benefit payable under the SERP, assuming one additional year of service for each actual year of service over (ii) his retirement benefit actually payable under the SERP.

         Effective shortly after the Merger, the Company entered into employment agreements with other executive officers, including Messrs. Shedlarski, Vernon, Wayman and Wynn, providing for, among other things, the payment of termination benefits in the event that the individual's employment is terminated by the Company without cause or by the officer for "good reason" (which includes a substantial, detrimental change in position, duties or status or a material breach of the agreement by the Company). The termination benefits under these agreements include, among other things, a payment equal to the sum of annual base salary plus the average annual bonus paid in the last two calendar years, with such sum then multiplied by two if termination occurs after July 31, 1998, but before August 1, 1999, or by one if termination occurs after July 31, 1999, but before July 31, 2001. The agreements terminate on July 31, 2001. Mr. Wayman receives termination benefits as provided above under the terms of his employment agreement arising from his departure from the Company in January 1999.

         The Company is a party to contracts with Messrs. Rethore, Shedlarski, Vernon and Wynn and certain other officers and key employees of the Company providing for, among other things, the payment of severance benefits in the event that the individual's employment with the Company is terminated under specified circumstances within two years after a change in control of the Company. The severance benefits under the contracts with the named individuals include, among other things, payment of the following: (i) three times the sum of the individual's base annual salary and the greater of (a) the average amount awarded to the individual under any incentive compensation plan or arrangement for the two years preceding employment termination or (b) the average of his/her target awards under any such incentive plans for the immediately following three years; (ii) the value of any outstanding Stock Options held by the individual under any Stock Option plan of the Company, determined in accordance with a formula set forth in the contract; (iii) a supplemental pension payment equivalent to the additional benefit which would be earned for two additional years of service; (iv) all legal fees and expenses incurred by the individual as a result of his termination of employment; and (v) full reimbursement (on a "grossed-up" basis") of certain excise tax liabilities arising from the benefit payments and any such reimbursement, if applicable. The term of each such contract continues until December 31, 2001, subject to extension beyond that date by agreement of the parties.

         Effective with the Merger, the Company entered into an employment agreement with William M. Jordan to serve as President and Chief Operating Officer for a five-year period ending in July 2002. This agreement established an annual base salary of no less than $500,000, subject to annual increases, with an annual bonus opportunity of no less than 50% of base salary and with participation in long-term incentive plans. Mr. Jordan resigned his position as President and Chief Operating Officer effective November 1, 1998, but continues to serve as an employee under this agreement. He will thus receive continued salary payments and is eligible to receive annual incentive plan and long-term incentive plan awards under the same terms through the end of the contract term.

         Prior to the Merger, the Company also entered into a supplemental pension agreement with Mr. Jordan under which Mr. Jordan is entitled to a nonqualified pension supplement upon retirement. The supplement is computed by calculating the amount necessary for Mr. Jordan to receive the same total pension benefit at attainment of age 60 that he would receive under the Company's existing qualified and nonqualified pension plans at age 65. Mr. Jordan will receive credit under this agreement for his expected continued employment through July 2002 under his aforementioned employment agreement.

                                   ITEM NO. 2

                    APPROVAL OF RESTRUCTURING OF STOCK-BASED
                 INCENTIVE PLANS TO REDUCE AUTHORIZED SHARES OF
               RESTRICTED STOCK PLAN AND ADD NEW STOCK OPTION PLAN

After analysis of the Company's current stock-based incentive plans, the Board recommends that shareholders authorize, in a coordinated manner, the following restructuring of these programs (the "Stock Plan Restructuring") by approving:

         (i) the reduction of the authorized shares covered under the Flowserve Corporation 1998 Restricted Stock Plan (the "Restricted Stock Plan") from 800,000 to 250,000; and simultaneously

         (ii) the adoption of a proposed new Flowserve Corporation 1999 Stock Option Plan (the "Stock Option Plan").

         The Board believes that the effect of reducing the Company's authority to issue restricted stock under the Restricted Stock Plan, while simultaneously increasing the amount of available option shares through the proposed Stock Option Plan, will benefit shareholders as follows. First of all, the substitution of the increased stock option compensation authority, instead of using the existing restricted stock authority, has certain anticipated favorable effects on future income statements of the Company. The Company's granting of stock options under the Stock Option Plan would result in no current charge in the Company's income statement under current generally accepted accounting principles. In contrast, the granting of restricted stock under the Restricted Stock Plan will result in a charge to earnings equal to the value of the underlying Common Stock over the period of restriction. Additionally, the Company's granting of shares under the Restricted Stock Plan typically results in no new consideration to the Company except the continued service of the recipient during the applicable restriction period. In comparison, the recipient of a stock option is required to pay to the Company the cost of the option exercise price, either in cash or shares of Common Stock as described hereafter, resulting in incremental benefit for the Company, in addition to the recipient's providing consideration in the form of continued service.

         The Board last sought shareholder approval of a similar stock option plan in 1997 (the "1997 Plan") prior to the Merger. The Merger nearly doubled the size of the Company and increased the number of key managers considered eligible for stock options. There are currently insufficient remaining ungranted options under the Company's 1997 Plan to allow the continuance of the Company's annual option granting practices, with only 439,000 shares remaining available under the 1997 Plan. The Board believes that the continuation of this stock option granting practice is a cost-effective tool to incent Company management to achieve shareholder objectives of superior Company performance and resulting appreciation of the Common Stock.

RESTRICTED STOCK PLAN

If this proposal is approved, the Restricted Stock Plan will continue as previously approved by shareholders in 1998, except with the maximum authorized shares reduced from 800,000 to 250,000. Participation in the Restricted Stock Plan will remain limited to non-employee directors and key employees selected by the Compensation Committee (the "Committee"). During the applicable restricted period, recipients of restricted shares under the Restricted Stock Plan still may not transfer or dispose of such shares and will continue to forfeit such restricted shares if they fail to meet requirements of the applicable restrictions. However, recipients will continue to have shareholder voting and dividend rights in shares issued under the Restricted Stock Plan immediately upon issuance. The Restricted Stock Plan also still will require that at least one-half of a non-employee director's compensation, otherwise payable in cash, be paid through grants under the Restricted Stock

Plan. As of February 15, 1999, 4,515 shares of restricted stock had been granted under the Restricted Stock Plan to both key employees and non-employee directors.

STOCK OPTION PLAN

The Stock Option Plan is designed to provide the Company with the flexibility to award grants of options to purchase shares of Common Stock, pursuant to the following terms and with the following ramifications for the recipient and the Company.

         Under the Stock Option Plan, 1.9 million shares of Common Stock, $1.25 par value, are reserved for issuance during the 10-year term of the Stock Option Plan. This reservation equals about 5.0% of the currently outstanding Common Stock.

         The Stock Option Plan permits the Committee to authorize the granting of stock options to officers, directors and key employees of the Company. The Committee has discretion under the Stock Option Plan to designate the recipients, terms, quantity and timing of any stock options granted under the Stock Option Plan, provided that grants to non-employee directors are subject to approval by the Board. The Committee can grant either incentive stock options or nonqualified stock options, in its discretion. No option may be granted under the Stock Option Plan at an option price per share which, when combined with the value of any consideration provided by the grantee, is less than 50% of the market value of the underlying shares on the date of grant. In the case of incentive stock options, the option price per share must not be less than market value on the date of grant. Unless otherwise specifically determined by the Committee, (i) no option may be exercised more than 10 years after the date of grant, and (ii) no option may be exercised within the first year after the date of grant. The granted stock options may contain stock appreciation rights or limited rights (which accelerate vesting in the event of a change of control of the Company). Option recipients may pay the option exercise price in either cash or through delivery of shares with a then current market value equal to the option price.

         The persons eligible to participate in the Stock Option Plan are the directors, officers and key employees of the Company. As of March 1, 1999, there were nine non-employee directors and nine officers of the Company. Approximately 200 key employees are considered eligible for the Stock Option Plan, although the Committee has traditionally authorized grants to a fewer number. The Committee intends to restrict participation in the Stock Option Plan to those individuals who have the ability to significantly contribute to the future results of the Company.

         Under current federal tax law, the option recipient recognizes no taxable income and the Company no tax deduction upon the granting of a stock option under the Stock Option Plan.

         The subsequent federal income tax consequences for the Company and the option recipient differ whether the granted option is an incentive stock option ("ISO") or a nonqualified stock option ("NSO"). If the option is an ISO, the recipient realizes no taxable income upon exercise of the stock option (although the transaction may trigger certain alternative minimum tax liability for the recipient). The Company correspondingly realizes no tax deduction. If the recipient resells the underlying shares within one year after exercise, he or she incurs ordinary income tax liability on the lesser of (i) the difference between the exercise price and the fair market value on the date of exercise or
(ii) the difference between the exercise price and the resale price. The Company simultaneously is entitled to a tax deduction in the same amount. If the resale occurs more than one year later, the recipient receives capital gains tax treatment on this difference. The Company receives no tax benefit from this later resale.

         If the option is granted as an NSO, the recipient at option exercise incurs ordinary income tax liability on the difference between market value of the underlying shares at exercise and the option price. The recipient then receives a new tax basis in the underlying shares equal to this exercise price plus any income realized upon exercise. The Company receives a corresponding tax deduction in an amount equal to the taxable income incurred by the recipient at exercise. Option recipients may elect to defer until employment termination the receipt of income and the delivery of the underlying shares upon exercise of an NSO through compliance with applicable Stock Option Plan procedures. The Company's corresponding tax deduction is then identically delayed.

         The foregoing is a summary only, and the actual tax consequences of the granting and exercise of stock options are more complex than the summary stated above.

         The number of options to be received by any recipient under the Stock Option Plan is not now determinable, but no person may be granted options covering more than 500,000 shares during the life of the Stock Option Plan. For information about the Company's granting of options during 1998 under the 1997 Plan, please see page 9 of this Proxy Statement.

         For further information about the terms and conditions of the Stock Option Plan, please review the copy of the Stock Option Plan's text which is attached to this Proxy Statement as Exhibit A.

         Approval of the Stock Plan Restructuring requires an affirmative vote of the holders of a majority of the Common Stock entitled to vote and represented in person or by proxy at the Annual Meeting. Because of the affirmative vote requirement, absentions and broker non-votes have the same effect as a vote against the Stock Plan Restructuring.


         THE BOARD URGES SHAREHOLDERS TO VOTE "FOR" THE APPROVAL OF THE STOCK PLAN RESTRUCTURING, BY REDUCING THE AUTHORIZED SHARES UNDER THE RESTRICTED STOCK PLAN FROM 800,000 TO 250,000 AND SIMULTANEOUSLY ADOPTING THE STOCK OPTION PLAN.


                              INDEPENDENT AUDITORS

In 1998, the Company eliminated the formality of seeking ratification at the Annual Meeting of the appointment of Ernst & Young LLP as the Company's independent auditors. Ernst & Young LLP has served as the Company's independent auditors since 1956. A representative of Ernst & Young will attend the meeting and respond to any questions or make a statement if he or she desires.

                                 OTHER BUSINESS

The Board of Directors does not know of any other matters of business which may be brought before the Annual Meeting. However, it is intended that, as to any such other matters or business, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting such Proxy.


                             SHAREHOLDERS' PROPOSALS

A proposal by a shareholder intended for inclusion in the Company's Proxy Statement and form of Proxy for the 2000 Annual Meeting of Shareholders must be received by the Company at 222 West Las Colinas Boulevard, Irving, Texas, 75039,
Attention: Secretary, on or before November 13, 1999 in order to be eligible for such inclusion. The 2000 Annual Meeting of Shareholders is tentatively scheduled to be held on April 20, 2000, with such date being subject to change.

                             SOLICITATION OF PROXIES

The cost of preparing, assembling and mailing this Proxy Statement and the accompanying form of Proxy will be borne by the Company. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward Proxy materials to their principals and to obtain authorization for the execution of Proxies. Directors, officers and regular employees of the Company may solicit Proxies personally from some shareholders if Proxies are not received promptly. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses in handling Proxy materials.



                                           FLOWSERVE CORPORATION

                                           By: RONALD F. SHUFF
                                                  Secretary

                                                                       EXHIBIT A

                              FLOWSERVE CORPORATION

                             1999 STOCK OPTION PLAN


SECTION 1. PURPOSES.

         The purposes of this 1999 Stock Option Plan (the "Plan") are (i) to provide incentives to directors, officers and other key employees of the Company upon whose judgment, initiative and efforts the long-term growth and success of the Company is largely dependent; (ii) to assist the Company in attracting and retaining directors and key employees of proven ability; and (iii) to increase the identity of interests of such directors and key employees with those of the Company's shareholders.

SECTION 2. DEFINITIONS.

         For purposes of the Plan:

                  (a) "Acquisition Transaction" means a transaction of the type described in Section 8(b)(ii).

                  (b) "Affiliate" means a person controlling, controlled by or under common control with the Company.

                  (c) "Board of Directors" means the board of directors of the Company.

                  (d) "Change in Composition of the Board" means an event of the type described in Section 8(b)(iv).

                  (e) "Change in Control" means a transaction of the type described in Section 8(b)(iii).

                  (f) "Committee" means the Compensation Committee of the Board of Directors.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended.

                  (h) "Company" means Flowserve Corporation, a New York corporation, and its successors in interest.

                  (i) "Current Market Value" means the closing price on the New York Stock Exchange (or such successor reporting system as may be selected by the Committee) on the date the value of a Share is to be determined or, if there are no sales on such date, the next preceding date for which a sale is reported.

                  (j) "Designation of Beneficiary" means the written designation by the Holder of the person or entity to receive the Holder's options and any related Stock Appreciation Rights and Limited Rights upon the Holder's death, which designation shall be on such form as prescribed by the Committee and filed with the General Counsel, the Chief Financial Officer or the Treasurer of the Company (or such other person as the Committee may designate).

                  (k) "Director Option" means the type of stock option described in Section 9.

                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (m) "Fair Market Value" means the average of the closing prices on the New York

         Stock Exchange (or such successor reporting system as may be selected by the Committee) during the period beginning twenty-one days prior to and ending on the date the value of a Share is to be determined.

                  (n) "Family Members" means children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brother and -sisters), nephews, nieces and in-laws.

                  (o) "Grantee" means the person who received the option and any related Stock Appreciation Right and/or Limited Right from the Company.

                  (p) "Holder" means the person(s) or entity who owns the option and any related Stock Appreciation Right and/or Limited Right, whether the Grantee, Transferee, heir or other beneficiary.

                  (q) "Incentive Stock Option" means an option granted under the Plan which qualifies as an incentive stock option under Section 422 of the Code.

                  (r) "Limited Right" means a right granted under Section 8(a) of the Plan.

                  (s) "Nonqualified Option" means an option granted and described under the Plan which does not qualify as an Incentive Stock Option under Section 422 of the Code and which is not a Director Option.

                  (t) "Qualified Domestic Relations Order" means a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

                  (u) "Share" or "Shares" means the shares of Common Stock, $1.25 par value, of the Company.

                  (v) "Stock Appreciation Right" means a right granted and described under Section 8(d) of the Plan.

                  (w) "Subsidiary" means any entity 50% or more of the voting control of which is owned, directly or indirectly, by the Company.

                  (x) "Tender Offer" means a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under
         Section 14(d) of the Exchange Act, and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time.

                  (y) "Transferee" means the person who received the option and any related Stock Appreciation Right and/or Limited Right from the Grantee during the Grantee's lifetime in accordance with this Plan.

SECTION 3. SHARES SUBJECT TO THE PLAN.

                  (a) Subject to the provisions of this Section 3(a) and to adjustment as provided in Section 11, the maximum number of Shares that may be issued and/or delivered under the Plan upon the exercise of options is 1,900,000. Such Shares may be either authorized and unissued or treasury Shares, if any. Any Shares subject to an option, which for any reason has (i) terminated, (ii) expired or (iii) has been canceled prior to being fully exercised or being canceled through payment of either a Limited Right or Stock Appreciation Right, may again be subject to option under the Plan. Additionally, if the Holder of an option pays the exercise price of an option by the delivery of Shares already owned by the Holder, in accordance with Section 7(b), then such delivered Shares, whether delivered through the attestation procedure of Section 7(e) or not, shall be additionally available for issuance, subject to option, under the Plan. Furthermore, if such payment is made by the Holder in part through the Company retaining Shares under
         Section 7(d), then such retained Shares shall be additionally available for issuance, subject to option, under the Plan. Finally, if the Company, pursuant to Section 7(c) of the Plan, authorizes cash payment to a Holder in consideration for cancellation of all or a part of such Holder's option, then the Shares covered by such payment shall be subject to option under the Plan.

                  (b) Subject to adjustment as provided in Section 11, the maximum number of Limited Rights or Stock Appreciation Rights which may be exercised under the Plan is 1,900,000. In any case, any Limited Rights or Stock Appreciation Rights granted under the Plan which for any reason (i) terminate, (ii) expire or (iii) are canceled prior to being fully exercised may again be granted under the Plan, provided that the option to which Limited Rights or Stock Appreciation Rights relate has not been exercised.

                  (c) The maximum number of Shares subject to options that may be granted to any employee during the term of the Plan shall be 500,000 Shares. The maximum number of Stock Appreciation Rights and of Limited Rights that may be granted to any employee during the term of the Plan shall be 500,000, all provided that the aggregate maximum number of Limited Rights, Stock Appreciation Rights or options exercised by any employee hereunder shall not exceed 500,000. Each of the foregoing amounts shall be subject to adjustment as provided in Section 11.

SECTION 4. ADMINISTRATION.

         The Plan shall be administered by the Committee which shall be comprised in a manner that satisfies all applicable legal requirements, including satisfying the Non-Employee Director standard set forth in Rule 16b-3 promulgated under the Exchange Act, if applicable. In addition, as applicable, the Committee will be constituted in a manner consistent with the "outside director" standard set forth in the regulations under Section 162(m) of the Code.

         The Committee shall have and exercise all the power and authority granted to it under the Plan. Subject to Section 9 and other applicable provisions of the Plan, the Committee shall in its sole discretion determine the persons to whom, and the times at which, Incentive Stock Options, Nonqualified Options, Director Options, Stock Appreciation Rights and Limited Rights shall be granted; the number of Shares to be subject to each option; the option price per Share; and the term of each option. In making such determinations, the Committee may take into consideration each employee's present and/or potential contribution to the success of the Company and its Subsidiaries and any other factors which the Committee may deem relevant and proper. Subject to the provisions of the Plan, the Committee shall also interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; correct defects, supply omissions and reconcile any inconsistencies in the Plan; and make all other determinations necessary or advisable for the administration of the Plan. Such determinations of the Committee shall be conclusive. A majority of the Committee shall constitute a quorum for meetings of the Committee, and the act of a majority of the Committee at a meeting, or an act reduced to or approved in writing by all members of the Committee, shall be the act of the Committee.

SECTION 5. ELIGIBILITY.

         From time to time during the term of the Plan, the Committee may grant one or more Incentive Stock Options and/or Nonqualified Options to any person who is then an officer or other key employee or director of the Company or a Subsidiary. Any grant of an option, Stock Appreciation Right or Limited Right made to a director shall not be effective until it is ratified by the Board of Directors.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

                  (a) Written Grant Form. The terms of each option granted under the Plan shall be set forth in a written document, the form of which shall be approved by the Committee.

                  (b) Terms and Conditions of General Application. The following terms and provisions shall apply to all options (other than Director Options to which the provisions of Section 9 shall be applicable) granted under the Plan.

                           (1) No option may be granted under the Plan at an
                  option price per Share which, when combined with the value of any consideration provided by the Grantee of the option, is less than 50% of the Current Market Value of the underlying Shares on the date of grant.

                           (2) Unless otherwise specifically determined by the
                  Committee, no option may be exercised more than ten years after the date of grant.

                           (3) Except as otherwise provided in the Plan, no
                  option shall be exercisable within one year after the date of grant. At the time an option is granted, the Committee may provide that after such one year period, the option may be exercised with respect to all Shares thereto, or may be exercised with respect to only a specified number of Shares over a specified period or periods.

                           (4) Except as otherwise provided in the Plan, an
                  option may be exercised only if the Grantee thereof has been continuously employed by the Company or a Subsidiary since the date of grant. Whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment shall be determined by the Committee, after consideration of the provisions of Section 1.421-7(h) of the regulations issued under the Code, if appropriate.

                           (5) At the time an option is granted, or at such
                  other time as the Committee may determine, the Committee may provide that, if the Grantee of the option ceases to be employed by the Company or a Subsidiary for any reason (including retirement or disability) other than death, the option will continue to be exercisable by the Holder for such additional period (not to exceed the remaining term of such option) after such termination of employment as the Committee may provide.

                           (6) At the time an option is granted, the Committee
                  may provide that, if the Grantee of the option dies while employed by the Company or a Subsidiary or while entitled to the benefits of any additional exercise period established by the Committee with respect to such option in accordance with
                  Section 6(b)(5), then the option will continue to be exercisable by the person or persons (including the Holder's estate) to whom the Holder's rights with respect to such option shall have passed by Designation of Beneficiary, or if none, by will or by the laws of descent and distribution for such additional period after death (not to exceed the remaining term of such option) as the Committee may provide.

                           (7) At the time an option is granted, the Committee
                  may provide for any restrictions or limitations on the transferability of the Shares issuable upon the exercise of such options as it may deem appropriate.

                  (c) Additional Provisions Applicable to Incentive Stock Options. The following additional terms and provisions shall apply to Incentive Stock Options granted under the Plan, notwithstanding any provision of Section 6(b) to the contrary:

                           (1) No Incentive Stock Option may be granted at an
                  option price per Share which is less than the Current Market Value of the Share on the date of grant.

                           (2) No Incentive Stock Option shall be granted to an
                  officer or other employee who possesses directly or indirectly (within the meaning of Section 424(d) of the Code) at the time of grant more than 10% of the voting power of all classes of Shares of the Company or of any parent corporation or any Subsidiary of the Company unless (i) the option price is at least 110% of the

                  Current Market Value of the Shares subject to the option on the date the option is granted and (ii) the option is not exercisable after the expiration of five years from the date of grant.

                           (3) The aggregate Current Market Value (determined as
                  of the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans of the Company and any Subsidiary) shall not exceed $100,000, or such other maximum amount permitted by the Code.

                  (d) Waiver of Terms. The Committee may waive or modify at any time, either before or after the granting of an option, any condition or restriction with respect to the exercise of such option imposed by or pursuant to this Section 6 (or Section 9 in the case of Director Options) in such circumstances as the Committee may, in its discretion, deem appropriate (including, without limitation, in the event the Grantee retires with the approval of the Company, or in the event of a proposed Acquisition Transaction, a Change in Control, Tender Offer for Shares, or other similar transaction involving the Company).

                 (e) Acceleration Upon Certain Events. In the event of (i) a Tender Offer (other than an offer by the Company) for Shares, if the offeror acquires Shares pursuant thereto, (ii) an Acquisition Transaction, (iii) a Change in Control or (iv) a Change in Composition of the Board, all outstanding options granted hereunder shall become exercisable in full (whether or not otherwise exercisable), effective on the date of the first purchase of Shares (or acceptance of Shares for purchase) pursuant to the Tender Offer, or the date of shareholder approval of the Acquisition Transaction, or the date of filing of the
         Schedule 13D reflecting the Change in Control (or, if not made, the date upon which such filing becomes delinquent), or the date of the Change in Composition of the Board, as the case may be (the occurrence of any such event is hereinafter referred to as an "Acceleration").

SECTION 7.    EXERCISE OF OPTIONS.

                 (a) Notice of Exercise. The Holder of an option granted under the Plan may exercise all or part of such option by giving written notice of exercise and making payment of the option price as provided in Section 7(b); provided, however, that an option may not be exercised for a fraction of a Share. No Holder of an option nor such Holder's legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares covered by such option unless and until certificates for such Shares are issued in accordance with the Plan.

                 (b) Payment of Option Price. The option price for Shares with respect to which an option is exercised shall be paid in full at the time such notice is given. An option shall be deemed exercised on the date the Company's General Counsel, its Chief Financial Officer or its Treasurer (or such other person as the Committee may designate) receives written notice of exercise, together with full payment for the Shares purchased. The option price shall be paid to the Company either in cash or in Shares having a Current Market Value equal to the option price (or a combination of cash and Shares such that the sum of the Current Market Value of the Shares plus the cash equals the option price). Payment of the option price in Shares can be made by the delivery of Shares already-owned by the Holder or by the retention of Shares by the Company from Shares that would otherwise be issued to the Holder upon the exercise of the option.

                 (c) Payment in Cancellation of Option. The Committee shall have the authority in its sole discretion to authorize the payment to the Holder of an option granted under the Plan (with consent of such Holder or, in the event of an Acceleration of options, without such consent), in exchange for the cancellation of all or a part of such Holder's option, of cash equal to the excess of the aggregate Fair Market Value on the date of such cancellation of the Shares with respect to which the option is being canceled over the aggregate option price of such Shares; provided, however, that if an Acceleration of options granted hereunder has occurred, for purposes of this subparagraph, "Fair Market Value" on the date of such cancellation shall be calculated in the same manner as the "exercise value" of a Limited Right would be calculated under Section 8(c) with respect to such date (whether or not any Limited Rights are actually outstanding). Notwithstanding the foregoing, in the case of a Director Option, such payment in exchange for cancellation of the option shall be made only in the event of an Acceleration of Options.

                 (d) Special Payment Provisions for Nonqualified Options; Withholding Taxes. Upon the exercise of a Nonqualified Option, the Company, at the discretion of the Committee, may pay the exercising party a cash lump sum which is equivalent to the net tax savings to the Company, as determined by the Committee, arising from the tax deduction available to the Company through such exercise, where applicable, under the Code. Additionally, the Grantee of a Nonqualified Option may elect to have the Company retain from the Shares to be issued upon his exercise of such option Shares having a Current Market Value on the date of exercise equal to all or any part of the federal, state and local withholding tax payments (whether mandatory or permissive) to be made by the Grantee with respect to the exercise of the option (up to a maximum amount determined by the Grantee's top marginal tax rate) in lieu of making such payments in cash.

                 (e) Attestation Procedure. If a Holder desires to pay the option price upon the exercise of an option with already-owned Shares, the Holder may either physically deliver already-owned Shares or may follow the attestation procedure set forth in this Section 7(e) (the "Attestation Procedure") to be deemed to have delivered such already-owned Shares. To follow the Attestation Procedure, the Holder shall submit to the Company's General Counsel, its Chief Financial Officer or its Treasurer (or such other person as is designated by the Committee) a signed statement at the time of exercise of an option that
         (i) sets forth the number of Shares already-owned by the Holder that are to be used in payment of the option price (the "Payment Shares"),
         (ii) confirms that the Holder is the owner of the Payment Shares, and
         (iii) if the Payment Shares are registered in the Holder's name, sets forth the certificate number(s) of the Payment Shares. The Payment Shares shall be treated as having been delivered to the Company by the Holder on the date of exercise, and the Company shall issue to the Holder a certificate for the number of Shares subject to the option exercise less the number of Payment Shares. The Committee shall have the authority to amend the foregoing Attestation Procedure from time to time.

SECTION 8.    LIMITED RIGHTS AND STOCK APPRECIATION RIGHTS.

                 (a) Grant of Limited Rights. The Committee may grant Limited Rights with respect to any option granted under the Plan either at the time the option is granted or at any time thereafter prior to the exercise, cancellation, termination or expiration of such option. The number of Limited Rights covered by any such grant shall not exceed, but may be less than, the number of Shares covered by the related option. The term of any Limited Right shall be the same as the term of the option to which it relates. The right of a Holder to exercise a Limited Right shall be canceled if and to the extent a related option is exercised or canceled, and the right of a Holder to exercise an option shall be canceled if and to the extent a related Limited Right is exercised.

                 (b) Events Permitting Exercise of Limited Rights. A Limited Right shall be exercisable only if and to the extent that the related option is exercisable; provided, however, that notwithstanding the foregoing, a Limited Right issued in connection with an ISO shall not be exercisable unless the Current Market Value of a Share on the date of exercise exceeds the exercise price of a Share subject to the related option. A Limited Right which is otherwise exercisable may be exercised only during the following periods:

                     (i) during a period of 30 days following the date of
                 expiration of a Tender Offer (other than an offer by the Company) for Shares, if the offeror acquires Shares pursuant to such Tender Offer;

                     (ii) during a period of 30 days following the date of
                 approval by the shareholders of the Company of a definitive agreement: (x) for the merger or consolidation of the Company into or with another corporation not controlled by the Company immediately prior to such merger or consolidation, if the Company will not be the surviving corporation or will become a subsidiary of such other corporation or (y) for the sale of all or substantially all of the assets of the Company (each of the foregoing transactions is hereinafter referred to as an "Acquisition Transaction");

                     (iii) during a period of 30 days following the date upon
                 which the Company is provided a copy of a Schedule 13D (filed pursuant to Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) indicating that any "person" or "group" (as such terms are defined in Section 13(d)(3) of such act) has become the holder of 20% or more of the outstanding voting Shares of the Company (the foregoing transaction hereinafter referred to as a "Change of Control"); and

                     (iv) during a period of 30 days following a change in the
                 composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (or who were elected, or were nominated for election by the Company's shareholders, with the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two year period) no longer constitute a majority of the Board of Directors (such a change in composition is hereinafter referred to as a "Change in Composition of the Board").

                 (c) Exercise of Limited Rights. Upon exercise of a Limited Right, the Holder thereof shall receive from the Company a cash payment equal to the excess of: (x) the aggregate "exercise value" on the date of exercise (determined as provided below) of that number of Shares as is equal to the number of Limited Rights being exercised over (y) the aggregate exercise price under the related option of that number of Shares as is equal to the number of Limited Rights being exercised. A Holder shall exercise a Limited Right by giving written notice of such exercise to the Company's General Counsel, its Chief Financial Officer or its Treasurer (or such other person as the Committee may designate). A Limited Right shall be deemed exercised on the date any such officer (or other person) receives such written notice.

         The "exercise value" of a Limited Right on the date of exercise shall be:

                     (i) in the case of an exercise during a period described in
                 Section 8(b)(i), the highest price per Share paid pursuant to any Tender Offer which is in effect any time during the 60-day period prior to the date on which the Limited Right is exercised;

                     (ii) in the case of an exercise during a period described
                 in Section 8(b)(ii), the greater of: (x) the highest Current Market Value of a Share during the 30-day period prior to the date of shareholder approval of the Acquisition Transaction, or
                 (y) the highest fixed or formula per Share price payable pursuant to the Acquisition Transaction (if determinable on the date of exercise);

                     (iii) in the case of an exercise during a period described in Section 8(b)(iii), the greater of: (x) the highest Current Market Value of a Share during the 30-day period prior to the date the Company is provided with a copy of the Schedule 13D, or (y) the highest acquisition price of a Share shown on such
                 Schedule 13D; and

                     (iv) in the case of an exercise during a period described
                 in Section 8(b)(iv), the highest Current Market Value of a Share during the 30-day period prior to the date of the Change in Composition of the Board.

         Notwithstanding the foregoing, in no event shall the exercise value of a Limited Right issued in connection with an Incentive Stock Option exceed the maximum permissible exercise value for such a right under the Code and the regulations and interpretations issued pursuant thereto. Any securities or property which form part or all of the consideration paid for Shares pursuant to a Tender Offer or Acquisition Transaction shall be valued at the higher of (1) the valuation placed on such securities or property by the person making such Tender Offer or the other party to such Acquisition Transaction, or (2) the value placed on such securities or property by the Committee.

                 (d) Grant of Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights with respect to any option granted under the Plan either at the time the option is granted or at any time thereafter prior to the exercise, cancellation, termination or expiration of such option. The aggregate number of Stock Appreciation Rights covered by any such grant shall not exceed, but may be less than, the number of Shares covered by the related option. The term of any Stock Appreciation Right shall be the same as the term of the option to which it relates. The right of a Holder to exercise a Stock Appreciation Right shall be canceled if and to the extent a related option is exercised or canceled, and to the extent a related Limited Right is exercised. In no event shall both a Stock Appreciation Right and Limited Right both be paid in connection with an option to which they both relate. The exercise, cancellation or termination of a Stock Appreciation Right covering any Shares shall automatically terminate the Limited Right corresponding to such Shares with the converse being equally true, and the right of a Holder to exercise an option shall be canceled if and to the extent a related Stock Appreciation Right is exercised.

                 (e) Events Permitting Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be exercisable only if and to the extent that the related option is exercisable; provided, however, that notwithstanding the foregoing, a Stock Appreciation Right issued in connection with an Incentive Stock Option shall not be exercisable unless the Current Market Value of a Share on the date of exercise exceeds the exercise price of a Share subject to the related option.

                 (f) Exercise of Stock Appreciation Rights. Upon exercise of a Stock Appreciation Right, the Holder thereof shall receive from the Company a cash payment equal to the excess of (x) the aggregate Current Market Value on the date of exercise of that number of Shares as is equal to the number of Stock Appreciation Rights being exercised over
         (y) the aggregate exercise price under the related option of that number of Shares as is equal to the number of Stock Appreciation Rights being exercised. A Holder shall exercise a Stock Appreciation Right by giving written notice of such exercise to the Company's General Counsel, its Chief Financial Officer or its Treasurer or such other person as the Committee may designate. A Stock Appreciation Right shall be deemed exercised on the date any such officer (or other person) receives such written notice. If a Stock Appreciation Right or its corresponding option has not been exercised, canceled, terminated or expired on the last day of the term of such Stock Appreciation Right, the Holder of such Stock Appreciation Right will automatically receive a cash payment from the Company in an amount, if any, that would be payable if the Stock Appreciation Right is exercised on such date.

         Notwithstanding the foregoing, in no event shall the exercise value of a Stock Appreciation Right issued in connection with an Incentive Stock Option exceed the maximum permissible exercise value for such a right under the Code and the regulations and interpretations issued pursuant thereto.

SECTION 9.    DIRECTOR OPTIONS.

                 (a) All non-employee directors of the Company shall be eligible to receive grants of stock options hereunder ("Director Options"), except to the extent that any such grant would, in the opinion of legal counsel of the Company, result in liability under Section 16 of the Exchange Act or under other law or regulation applicable to the participation of directors in the Plan.

                 (b) All Director Options granted hereunder shall be options that do not qualify as Incentive Stock Options.

                 (c) The option price of a Director Option shall be the Current Market Value. The option price for Shares with respect to which a Director Option is exercised shall be paid in full at the time notice of exercise of the option is given to the Company's General Counsel, its Chief Financial Officer or its Treasurer (or such other person as the Committee may designate). The option price shall be paid to the Company either in cash or in Shares having a Current Market Value equal to the option price (or a combination of cash and Shares such that the sum of the Current Market Value of the Shares plus the cash equals the option price). Payment of the option price in Shares can be made by the delivery of Shares already-owned by the Holder or by the retention of Shares by the Company from Shares that would otherwise be issued to the Holder upon the exercise of the option. In any case in which payment of the option price is to be made by delivery of already-owned Shares, the Attestation Procedure set forth in Section 7(e) may be used, subject to the limitations described in such Section.

                 (d) Subject to the limitations hereinafter set forth, a Director Option granted hereunder shall extend for a term of ten years. The exercise of Stock Appreciation Rights relating to any Director Option is subject to Section 8(e).

                 (e) All rights of a director in any Director Option shall expire at the end of the option's normal term, provided that any director who ceases to be a director and then engages in any action which is competitive to or detrimental to the best interests of the Company shall forfeit such option, upon decision to that effect by the Committee. In the event a director ceases to be a director for any reason, all rights of such Director Option shall continue until the director's death, subject to the foregoing and following provisions.

                 (f) Any Director Option granted to a director under the Plan and outstanding on the date of the Holder's death may be exercised by the person or persons (including the Holder's estate) to whom the Holder's rights with respect to the Director Option shall have passed by Designation of Beneficiary; or if none, by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order at any time prior to the specified expiration date of such Director Option or the first anniversary of the Grantee's death, whichever is the first to occur. Upon the occurrence of the earlier event, the Director Option shall then terminate.

                 (g) Director Options may include Stock Appreciation Rights and shall include Limited Rights. The number of Limited Rights included in any such Director Option shall equal the number of Shares covered by such option.

                 (h) Director Options shall otherwise be subject to the terms and conditions of Nonqualified Options (and Limited Rights) stated in this Plan.

SECTION 10.   NON-TRANSFERABILITY.

                 (a) General Rule. Except as otherwise provided in this Section 10, options, Stock Appreciation Rights and Limited Rights may not be sold, pledged, assigned, hypothecated, or transferred other than by Designation of Beneficiary, or if none, by will or the laws of descent and distribution upon the Holder's death, and may be exercised during the lifetime of the Grantee only by such Grantee or by his guardian or legal representative. All grants under the Plan, with the exception of Incentive Stock Options and any Stock Appreciation Rights and Limited Rights relating thereto, may be transferred pursuant to a Qualified Domestic Relations Order.

                 (b) Permitted Transfers. Subject to this Section 10 and except as the Committee may otherwise prescribe from time to time, the Committee may act to permit the transfer or assignment of an option (together with any related Stock Appreciation Right and/or Limited Right) by a Grantee for no consideration to the Grantee's Family Members, trusts for the sole benefit of the Grantee's Family Members or partnerships whose only partners are Family Members of the Grantee; provided, however, that any such permitted transfer or assignment shall not apply to an option that is an Incentive Stock Option (but only if nontransferability is necessary in order for the option to qualify as an Incentive Stock Option) and to any Stock Appreciation Rights or Limited Rights related to an Incentive Stock Option.

                 (c) Other Permitted Transfers. Unless the Committee otherwise determines at the time of grant, the following options (together with any related Stock Appreciation Right and/or Limited Right) may be transferred or assigned by the Grantee thereof for no consideration to the Grantee's Family Members, trusts for the sole benefit of the Grantee's Family Members, or partnerships whose only partners are Family Members of the Grantee: (i) Director Options; and (ii) options that both (x) are granted to or held by an individual who is an officer of the Company, and (y) at the time of grant, are Nonqualified Options.

                 (d) Method and Effect of Transfer. Any permitted transfer or assignment of an option and any Stock Appreciation Right and/or Limited Right related thereto shall only be effective upon receipt by the General Counsel, the Chief Financial Officer or the Treasurer of the Company (or such other person as the Committee may designate) of an instrument acceptable in form and substance to the Committee that effects the transfer or assignment and that contains an agreement by the Transferee to accept and comply with all the terms and conditions of the stock option award and this Plan. A Transferee shall possess all the same rights and obligations as the Grantee under the Plan, except that the Transferee can subsequently transfer such option and any related Stock Appreciation Rights and/or Limited Rights only by (i) Designation of Beneficiary or, if none, then by will or the laws of descent and distribution, or (ii) a transfer to a beneficiary or partner if the Transferee is a trust or partnership, respectively.

                 (e) Satisfaction of Withholding Obligations. Unless the Committee otherwise prescribes, upon the exercise of a Nonqualified Option or its related Stock Appreciation Rights or Limited Rights by a Transferee, when and as permitted in accordance with this Section 10, the Grantee is required to satisfy the applicable withholding tax obligations by paying cash to the Company with respect to any income recognized by the Grantee upon the exercise of such option by the Transferee. If the Grantee does not satisfy the applicable withholding tax obligations on the exercise date of the option or related Stock Appreciation Right or Limited Right, the Company shall, in the case of the exercise of an option, retain from the Shares to be issued to the Transferee upon the exercise of the option a number of Shares having a Current Market Value on the exercise date equal to the mandatory withholding tax payable by the Grantee or, in the case of the exercise of a Stock Appreciation Right or Limited Right, deduct from the cash to be delivered to the Transferee such amount as is equal to the mandatory withholding taxes payable by the Grantee.

SECTION 11.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         In the event of a change in outstanding Shares by reason of a Share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of Shares, extraordinary dividend paid as part of a restructuring plan, or the like, the maximum number of Shares subject to option during the existence of the Plan, the number of Stock Appreciation Rights and Limited Rights which may be granted under the Plan, the number of options, Stock Appreciation Rights and Limited Rights that may be granted to each person under the Plan, the number of Shares subject to, and the option price of, each outstanding option, the number of Stock Appreciation Rights and Limited Rights outstanding, the Current Market Value of a Share on the date a Stock Appreciation Right and/or a Limited Right is granted, and the like shall be appropriately adjusted by the Company, subject to review by the Committee if the Committee so elects. In the event the Committee elects to review such adjustment, the Committee's determination shall be conclusive.

SECTION 12. CONDITIONS UPON GRANTING AND EXERCISE OF OPTIONS, STOCK APPRECIATION RIGHTS AND LIMITED RIGHTS AND ISSUANCE OF SHARES.

         No option, Stock Appreciation Right or Limited Right shall be granted, and no option, Stock Appreciation Right or Limited Right shall be exercised and Shares shall not be issued or delivered upon the exercise of an option unless the grant and exercise thereof, and the issuance and/or delivery of Shares pursuant thereto, or the payment therefore, shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirement of any stock exchange upon which the Shares then may be listed. The Company shall use reasonable efforts to comply with all such requirements.

SECTION 13.   AMENDMENT AND TERMINATION OF PLAN.

                 (a) Amendment. Subject to the limitations hereinafter set forth, the Committee may from time to time amend the Plan or any award granted under the Plan, or any provision thereof, in such respects as the Committee may deem advisable; provided, however, that any such amendment shall be approved by the holders of Shares entitling them to exercise a majority of the voting power of the Company if such approval is required under applicable law; or:

                     (i) if such amendment would increase the aggregate number
                 of Shares which may be issued and/or delivered under the Plan;

                     (ii) if such amendment would modify the requirements as to eligibility for participation in the Plan.

         Any amendment to an option, Stock Appreciation Right or Limited Right granted to a director shall be made or ratified by the Board of Directors.

                 (b) Termination. The Committee may at any time terminate the Plan.

                 (c) Effect of Amendment or Termination. No amendment or termination of the Plan or any award granted under the Plan shall adversely affect any option or Limited Right or Stock Appreciation Right previously granted under the Plan without the consent of the Holder thereof.

SECTION 14.   NOTICES.

         Each notice relating to this Plan shall be in writing and delivered in person or by mail to the proper address. Each notice to the General Counsel, the Chief Financial Officer or the Treasurer of the Company shall be delivered or sent to his attention at the principal business office of the Company. Each notice to the Committee shall be delivered or sent to the principal business office of the Company and addressed as follows: "Attention: Compensation Committee." Each notice to the Holder shall be addressed to such person or persons at the Holder's address as set forth in the records of the Company. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

SECTION 15.   BENEFIT OF PLAN.

         This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All rights and obligations imposed upon the Holder and all rights granted to the Company under this Plan shall be binding upon such Holder's heirs, legal representatives and permitted assigns.

SECTION 16.   PRONOUNS AND PLURALS.

         All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

SECTION 17.   SHAREHOLDER APPROVAL AND TERM OF PLAN.

         The Plan shall become effective upon its approval by the affirmative vote (either in person or by proxy) of the holders of a majority of the Shares at the Company's 1999 Annual Meeting of Shareholders. No options shall be granted under the Plan after December 31, 2008.

SECTION 18.   ISSUANCE OF SHARE UNITS IN LIEU OF SHARES UPON EXERCISE OF NQSOS.

                 (a) Definitions. As used in this Section 18, the following terms have the following meanings:

                     (1) "NQSO" means a Nonqualified Option or a Director
                 Option.

                     (2) "Share Unit" has the meaning indicated in Section 18(b)

                     (3) "Qualifying Exercise" has the meaning indicated in
                 section 18(d).

                     (4) "Unit Holder" means the person to whose account Share
                 Units are credited.

                     (5) "Representative" means the executor of the estate of
                 the Unit Holder or another legally constituted representative of the Unit Holder or the Unit Holder's estate.

                 (b) Share Unit. A Share Unit represents the right to receive a Share from the Company, with delivery of the Share to be made in accordance with Section 18(g). The Company shall maintain on its records an account reflecting the identity of each person to whom Share Units have been credited and the number of Share Units from time to time credited to each such person.

                 (c) Effect of Qualifying Exercise. In the event of a Qualifying Exercise, (i) Shares, equal in number to the Shares delivered by the Grantee in payment of the option price, shall be issued to the Grantee,
         (ii) the balance of the Shares covered by the option exercise (the "Profit Shares") shall not be issued, and (iii) the Grantee shall be credited with such number of Share Units as equals the number of Profit Shares. In case the Attestation Procedure is used, clause (i) above shall be inapplicable and the Shares referred to therein shall not be issued.

                 (d) Qualifying Exercise. For the exercise of an option to be a Qualifying Exercise, all of the following conditions must be satisfied:

                     (1) The option must be a NQSO and held by the Grantee.

                     (2) The Grantee must make an advance election in accordance with Section 18(e) (while employed by the Company or a Subsidiary in the case of a Nonqualified Option).

                     (3) The Grantee must make payment of the option price
                 either (i) by delivery to the Company of Shares having a Current Market Value on the date of exercise equal to the option price (as permitted by Sections 7(b) and 9(c)), or (ii) by use of the Attestation Procedure (as permitted by Sections 7(e) and 9(c)).

                     (4) The Grantee and the exercise of the option must comply with other applicable requirements of the Plan.

                 (e) Advance Election. A Grantee of a NQSO who desires to be credited with Share Units upon exercise of the NQSO must deliver to the Committee (to the attention of either the General Counsel, the Chief Financial Officer or the Treasurer of the Company, or such other officer or person who may be designated by the Committee) a written election, on a form prescribed by the Committee, to receive such Share Units upon such exercise, although the Committee or its designee may elect to honor any written election statement from an option holder which communicates substantially the same election intention. Unless otherwise approved by the Company, such election must be delivered on or before the earlier of (i) six months and one day preceding exercise of the option or (ii) the last business day of the calendar year immediately preceding the calendar year of the option exercise.

                 (f) Crediting of Additional Share Units. The number of Share Units credited to a Unit Holder shall from time to time be increased (during the period from initial crediting the Share Units to final payment of the Share Units) by the crediting, on the payment date of each dividend on Shares of the Company, of such number of additional Share Units (including any fraction of a Unit) as equals the quotient resulting from dividing (i) the Dividend Equivalent Amount (as defined below) by (ii) Current Market Value as of the dividend payment date.

                     (1) Dividend Equivalent Amount. The Dividend Equivalent
                 Amount is the amount resulting from multiplying (i) the dividend per Share payable on the payment date by (ii) the number of Share Units then credited to the account of option holder.

                     (2) Adjustment of Share Units. In the event of a change in outstanding Shares by reason of a Share dividend, recapitalization, merger, consolidation, split up, combination or exchange of Shares, extraordinary dividend paid as part of a restructuring plan, or the like, the number of Share Units credited to the account of any Unit Holder and the securities issuable upon payment of the Share Units shall be appropriately adjusted by the Company, subject to review by the Committee if the Committee so elects. In the event the Committee elects to review such adjustment, the Committee's determination shall be conclusive.

                 (g) Payment of Share Units. Share Units shall be paid by delivery to the Unit Holder (or his Representative) of one Share for each Share Unit credited to the account of the Unit Holder. Delivery of such Shares shall be made following termination of the Unit Holder's employment with the Company and its Subsidiaries and shall be made in a single lump sum or in annual installments, as provided below:

                     (1) Termination of Employment Other Than as a Result of
                 Retirement or Death. Except in the case of a Director Option, in the event a Unit Holder ceases to be employed by the Company and its Subsidiaries for any reason other than retirement or death, payment of any Share Units credited to the Unit Holder's account will be made in a lump sum within 60 days after termination of the Unit Holder's employment.

                     (2) Retirement. In the event a Unit Holder retires under a retirement plan of the Company or a Subsidiary, or, in the case of a Director Option, upon termination of the Unit Holder's service as a director, payment of any Share Units credited to the Unit Holder's account will be made commencing within 60 days after such retirement or termination in accordance with the method of payment elected by the Unit Holder pursuant to
                 Section 18(i). If the election is a lump sum, all Share Units will be paid to the Unit Holder within 60 days after retirement or termination. If installments shall have been elected, the number of Share Units credited to the Unit Holder's account as of the date of retirement or termination shall be divided by the number of annual installments elected, and the first installment shall be paid within 60 days after retirement or termination. The second and all subsequent installment payments shall be made between January 1 and 15 of each subsequent year. Any additional Share Units credited to the Unit Holder's account pursuant to Section 18(f) following the retirement or termination shall be paid as part of the installment paid in the calendar year immediately following the crediting of such additional Share Units.

                     (3) Death. If any Share Units credited to a Unit Holder's
                 account remain unpaid at the Unit Holder's death, then payment of such Share Units shall be made after the Unit Holder's death
                 (i) to the Unit Holder's beneficiary (ies) (designated as provided in Section 18(i)) in accordance with the method of distribution elected by the Unit Holder (either lump sum or installments, as provided above), or (ii) if the Unit Holder has not designated a beneficiary or if the beneficiary predeceases the Unit Holder, to the Unit Holder's estate in a lump sum. Should a beneficiary die after the Unit Holder but before the entire benefit has been disbursed, the balance of the Share Units shall be paid to the beneficiary's estate in a lump sum.

                     (4) Emergency Distribution. In the event an emergency
                 situation occurs (as described below), the Unit Holder may request the Committee to approve an immediate distribution to the Unit Holder of all or some of the Share Units credited to the Unit Holder's account. Any such distribution will be solely within the discretion of the Committee and will be limited in an amount to that necessary to meet the emergency. As used herein, an emergency situation means a bona fide unexpected financial emergency that is caused by an event beyond the control of the Unit Holder (e.g., a serious family illness or disaster) and would result in severe financial hardship to the Unit Holder if early distribution were not permitted.

                     (5) Fractional Shares. In any circumstance in which
                 distribution of a fraction of a Share would otherwise be made, an equivalent cash distribution (based upon Current Market Value as of the third business day preceding the payment) shall be made.

                     (6) Withholding Taxes. The payment of Share Units shall be subject to the payment of all applicable withholding taxes by the Unit Holder.

                 (h) Acceleration of Payment. Notwithstanding the provisions of
         Section 18(g), a Unit Holder shall have the right to demand and receive immediate Payment of all Share Units credited to the Unit Holder's account during any period during which Limited Rights may be exercised in accordance with clauses (i), (ii), (iii) and (iv) of Section 8(b).

                 (i) Payment Election; Designation of Beneficiary. A Unit Holder's election to receive payment of Share Units in a lump sum or installments shall be made by delivery as provided in Section 18(e), on a form prescribed by the Committee, although the Committee may elect to honor any written election statement which communicates substantially the same election intention. A Unit Holder may make designation of the Holder's beneficiary(ies) on this form or by other written notice to the Committee. Once an election with respect to the method of payment (lump sum or installments) has been made, such election may not be changed except with the consent of the Committee. In the absence of a valid election to receive payment of Share Units in installments, such payment shall be made in a lump sum.

                 (j) Number of Shares Issued Under Plan. For purposes of determining the number of Shares that have been issued and/or are available for issuance under the Plan, the initial crediting of a Share Unit to the account of a Unit Holder in accordance with Section 18(c) shall be counted as the issuance of a Share under the Plan, but the crediting of additional Share Units in accordance with Section 18(f) will not be so counted.

                 (k) Unsecured Account. Any Share Units credited to the account of a Unit Holder represent only an unsecured promise of the Company to make payment of the Share Units in accordance with the terms of the Plan, irrespective of whether the Company makes use of any trust arrangement to make payment of Share Units. Neither a Unit Holder nor any beneficiary of a Unit Holder will have or acquire any right, title or interest in any asset of the Company or any Subsidiary as a result of any Share Units credited to a Unit Holder's account. At all times, a Unit Holder's rights with respect to Share Units credited to the Unit Holder's account will be only those of an unsecured creditor of the Company. The Company will not be obligated or required in any manner to restrict the use of any of its assets as a result of any Share Units credited to a Unit Holder's account.

                 (l) Securities Law Compliance. The Company's obligation to credit Share Units to the account of any Unit Holder and to deliver Shares in connection with the payment of Share Units shall at all times be subject to compliance with any applicable federal or state securities laws.

                                  DETACH HERE
--------------------------------------------------------------------------------

                             FLOWSERVE CORPORATION

            PROXY FOR ANNUAL SHAREHOLDERS' MEETING - APRIL 22, 1999 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints BERNARD G. RETHORE and HUGH K. COBLE, and each of them, with full power to act without the other, as proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Flowserve Corporation which the undersigned is entitled in any capacity to vote if personally present at the 1999 Annual Meeting of Shareholders of Flowserve Corporation to be held at 11:00 a.m. on Thursday, April 22, 1999, at the Los Angeles Airport Hilton, 5711 West Century Boulevard, Los Angeles, California, and at any adjournment thereof, upon the proposals listed on the reverse side of this Proxy and more fully described in the Notice of Annual Meeting of Shareholders dated March 15, 1999, and upon all matters presented at the Annual Meeting but not known to the Board of Directors at a reasonable time before the solicitation of this proxy.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


             (CONTINUED, AND TO BE DATED AND SIGNED, ON OTHER SIDE)

                                  DETACH HERE
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PROXY NO.                                                                 SHARES

(Continued from the other side)

1. Election of three directors each for a three year term.

   [ ] FOR all nominees listed below
       (except as marked to the contrary below)

   [ ] WITHHOLD AUTHORITY
       to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below:

  Michael F. Johnston          Charles M. Rampacek           Kevin E. Sheehan

2. Approval of restructuring of stock-based incentive plans by:

   (a) reducing authorized shares under the Flowserve Corporation 1998 Restricted Stock Plan from 800,000 to 250,000; and simultaneously

   (b)  adopting the Flowserve Corporation 1999 Stock Option Plan.

            [ ]    FOR        [ ]    AGAINST    [ ]    ABSTAIN

                                        DATE:                          1999
                                             -------------------------

                                        -----------------------------------

                                        -----------------------------------
                                        SIGNATURE(S) OF SHAREHOLDER(S)

                                        Please sign as name(s) appear at left.
                                        Executors, administrators, trustees,
                                        guardians and others signing in a
                                        representative capacity, should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.